     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2001
                                                       REGISTRATION NO. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              --------------------------------------------------

                                 IMAGINON, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                        7372                 84-1217733
(State or other jurisdiction of      (Primary Standard         (IRS Employer
incorporation or organization)        Industrial Code)      Identification No.)

                              1313 Laurel Street
                         San Carlos, California 94070
                                (650) 596-9300
              (Address, including zip code, and telephone number,
                including area code, of Registrant's principal
                              executive offices)

                               David M. Schwartz
                President, Chairman and Chief Executive Officer
                              1313 Laurel Street
                         San Carlos, California 94070
                                (650) 596-9300
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                       Copies of all correspondence to:
                             John W. Kellogg, Esq.
                             Rachana Sastry, Esq.
                 Friedlob Sanderson Paulson & Tourtillott, LLC
                         1400 Glenarm Place, Suite 300
                            Denver, Colorado 80202
                                (303) 571-1400

                          ---------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check this following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
  Title of each class of securities to      Amount to be           Proposed              Proposed          Amount of
             be registered                 Registered(1)           Maximum                Maximum         Registration
                                                                Offering Price           Aggregate            Fee
                                                                 Per Share(2)          Offering Price
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                                   9,418,633(3)             $.18           $1,695,359          $   601.42(3)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon the                26,055,174(4)             $.18           $4,689,931          $ 1,904.48(4)
conversion of Series G Convertible
Preferred Stock
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                         35,473,807                $.18           $6,385,290          $ 2,505.90
--------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the average of the bid and ask price of Imaginon, Inc. common stock as quoted on the OTC Bulletin Board on June 8, 2001 was $.18.

(2) Pursuant to Rule 457(g), the proposed maximum offering price per share of common stock is $.18.

(3 Pursuant to Rule 429(b), 3,875,984 shares of common stock at a proposed maximum offering price per share of $.3438 and the applicable filing fee of $352 are being carried forward from the Registrant's Registration Statement on Form S-3 (Amendment No. 3), Commission File No. 333-50308. The remaining 5,542,649 shares are being registered based on the proposed maximum offering price per share of $.18.

(4) Pursuant to Rule 429(b), 16,000,000 shares of common stock underlying the Series G Convertible Preferred Stock at a proposed maximum offering price per share of $.3438 and the applicable filing fee of $1,452 are being carried forward from the Registrant's Registration Statement on Form S-3 (Amendment No. 3), Commission File No. 333-50308. The remaining 10,055,174 shares are being registered based on the proposed maximum offering price per share of $.18.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       Subject to Completion; Preliminary Prospectus dated June 18, 2001


                                    [Logo]


                              1313 Laurel Street
                             San Carlos, CA 94070

                       35,473,807 shares of common stock

         This prospectus relates to the proposed resale from time to time of up to 35,473,837 shares of our common stock by the selling securityholders. We will not receive any of the proceeds from the sale of these securities.

         The selling securityholders listed on page 14 are offering:

               .    9,418,633 shares of common stock

               . 26,055,174 shares of common stock issuable upon the conversion of outstanding shares of our Series G 8% Convertible Preferred Stock

         The selling securityholders may sell all or any portion of their shares of common stock in one or more transactions on the OTC Bulletin Board or in private, negotiated transactions. The selling securityholders will pay all selling expenses, including any brokerage commissions. Imaginon will pay the registration fee.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "IMON." On June 8, 2001, the last reported sale price of our common stock was $.18 per share.

         We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

         See "Risk Factors" starting on page 3 to read about material risks you should consider before you purchase shares of our common stock.

                            _______________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            _______________________

                        Prospectus dated June   , 2001.

                               TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
Risk Factors.................................................................................................   -3-
Where You Can Find Additional Information....................................................................   -7-
Forward-looking Statements...................................................................................   -8-
Information About Imaginon, Inc..............................................................................   -8-
Recent Developments..........................................................................................   -9-
Use of Proceeds..............................................................................................  -10-
Description of Securities....................................................................................  -11-
Selling Securityholders......................................................................................  -14-
Plan of Distribution.........................................................................................  -16-
Indemnification Provided in Connection with the Offering.....................................................  -17-
Legal Matters................................................................................................  -17-
Experts......................................................................................................  -17-

                                 Risk Factors

         You should carefully consider the risk factors listed below and the other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Any or all of the risks listed below could have a material adverse effect on our business, operating results or financial condition, which could cause the market price of our stock to decline, in which event you could lose your investment in our common stock. You should also keep these risk factors in mind when you read forward-looking statements. We have identified the material risks which we believe may affect our business and the principal ways in which we anticipate that they may affect our business or financial condition.

Risks Relating to Our Business
------------------------------

There is substantial doubt about our ability to continue as a going concern and we have limited liquidity.

         We have incurred operating losses in 1999 and 2000 due to, among other factors, expenditures incurred for development of our products and efforts to gain market acceptance for our products. These losses have caused us to operate with limited liquidity and for the year ended December 31, 2000, we reported a net loss of approximately $7,900,000, a net loss applicable to common shareholders of approximately $8,700,000 and a shareholders' deficit of approximately $1,100,000 at December 31, 2000. These conditions have raised a substantial doubt about our ability to continue as a going concern. Management plans to address our liquidity and operating loss concerns by the following:

         . Raising additional equity capital through private placements. Given the current market price of the common stock, the sale of our securities at this time could be substantially dilutive to our current shareholders.

         .     Continued development and marketing of our products.

         The December 31, 2000 financial statements did not include any adjustments relating to the recoverability and classification of assets or the amounts of liabilities necessary should we be unsuccessful in implementing these plans, or otherwise unable to continue as a going concern.

         The Independent Auditors' report on our consolidated financial statements as of December 31, 2000, and for each of the years in the two-year period ended December 31, 2000, includes a "going concern" paragraph that describes substantial doubt about our ability to continue as a going concern.

We will need additional capital to fund operations.

         We will require additional financial resources to fund our new product development, growth and continued operations. We are actively exploring options for funding. Under current market conditions, there can be no assurance that such financing will be obtained or that adequate financing will be available on reasonable terms. Our failure to acquire additional funding when required could impede new product development and growth and, ultimately, our performance, prospects and continued operations.

We have little relevant operating history to evaluate performance or prospects.

         Prior to the fourth quarter of 1999, we considered ourselves to be a development stage company, and engaged primarily in research and development activities, raising capital, acquiring businesses and recruiting personnel. In the fourth quarter of 1999, we began selling our broadband Internet television software systems, which we developed in conjunction with technologies and resources obtained in part through our business acquisitions. We also completed a $6,000,000 private placement of our common stock and warrants. As a result of these events, beginning in the fourth quarter of 1999, we no longer consider ourselves to be a development stage company, however we have little relevant operating history upon which we can evaluate our performance and prospects and we face all the risks common to companies in their early stage of development, including:

         .    undercapitalization;
         .    cash shortages;
         .    high capital expenditures;
         .    unproven business model;
         .    difficulties in managing rapid growth; and
         .    lack of sufficient customers, revenue and cash flow.

         Although our personnel has experience in developing and commercializing new products based on innovative technologies, unanticipated expenses, problems or technical difficulties could occur which would result in material delays in product commercialization. Our efforts may not result in successful product commercialization.

Our securities have been de-listed from the Nasdaq SmallCap Market causing our liquidity to decrease.

         On February 22, 2001, our common stock was delisted from the Nasdaq Stock Market. Our common stock is currently available for quotation on the OTC Bulletin Board. This may make it more difficult for securityholders to sell their shares of our common stock on the market and may decrease our liquidity.

We have outstanding convertible securities that may cause substantial dilution to holders of our common stock.

         The conversion terms of our outstanding Series G 8% Convertible Preferred Stock may cause substantial dilution in the book value per share of our common stock. The conversion feature in the Series G 8% Convertible Preferred Stock allows the selling securityholder to purchase increasing shares of common stock as a result of a decreasing market price of our common stock price including but not limited to the following circumstances:

         . To the extent that the selling securityholder converts or exercises and then sells common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling securityholder to convert or exercise remaining Series G 8% Convertible Preferred Stock into greater amounts of common stock, the sales of which would further depress the stock price.

         . The significant downward pressure on the price of the common stock could encourage short sales and consequently place further downward pressure on the price of the common stock.

         . Although we require that holders of our Series G 8%Convertible Preferred Stock own no more than 9.999% of our currently outstanding shares of common stock, it is possible for holders of our Series G 8% Convertible Preferred Stock to circumvent this restriction. By converting an amount of Series G 8% Convertible Preferred Stock equal to 9.999% of our currently outstanding shares of common stock, then selling the securities into the market and then converting another block of Series G 8% Convertible Preferred Stock into common stock, holders of our Series G 8% Convertible Preferred Stock create additional dilution to the existing holders of our common stock.

         . The conversion of the Series G 8% Convertible Preferred Stock may result in substantial dilution to the interests of other holders of common stock.

         The conversion price for the Series G 8% Convertible Preferred Stock is $.10, which is the minimum conversion price in accordance with the executed purchase agreements. The number of shares of our common stock convertible from the Series G 8% Convertible Preferred Stock at the $.10 conversion price is 24,600,000, which is the maximum amount of issuable shares. The number of shares of common stock into which all dividends may be converted at this time is 9,418,663. Pursuant to the registration rights agreement, we are required to register 200% of the shares of our common stock convertible from the Series G 8% Convertible Preferred Stock. However, because the conversion price for the shares of the Series G Preferred Stock is at the $.10 minimum conversion price, we cannot issue more than the maximum amount of 24,600,000 shares. Pursuant to the consents and agreements executed by the investors, this registration statement will register only 100% of the aggregate number of shares of common stock into which the Series G 8% convertible Preferred Stock will be converted into at the time of filing and 200% of the aggregate number of shares of common stock into which all dividends would be converted into at the time of filing this registration statement for a total of 26,055,174.

The finder's receipt of payment in connection with the Series G 8% Convertible Preferred Stock may be in violation of Section 15 of the Securities Exchange Act of 1934, and we may be obligated to return $2,200,000 to our investors.

         We paid fees to Aryeh Trading as a "finder" in connection with their introduction to the purchasers in the Series G 8% Convertible Preferred Stock offering and their advise on the form of the offering and the offering materials. Since Aryeh Trading is not a registered broker dealer and received performance-based compensation in the transaction, the staff of the Securities and Exchange Commission has indicated to us that the receipt of this payment may be in violation of Section 15 of the Securities Exchange Act of 1934. Section 29 of the Securities Exchange Act of 1934 provides that innocent persons adversely affected by the violating transaction may rescind the contract for purchase of the securities and have their investment returned to them. As a result, the following sanctions and actions may apply to us.

         . Our obligation to pay a finder's fee to Aryeh Trading may be voidable by us;

         . The purchasers of our Series G 8% Convertible Preferred Stock may have the right to rescind their purchase of our securities; and

         .    We may be subject to regulatory action.

Our earnings growth is dependent upon acceptance of our products.

         Our earnings growth depends primarily upon market acceptance of our software products. Our products may not be able to be successfully marketed or achieve customer acceptance.

Our success depends on the introduction of new products and product enhancements.

         Our success in the software development business is heavily dependent upon the timely introduction of successful new products or enhancements of existing products to replace declining revenues from products at the latter stage of a product cycle. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenue from new products or enhancements does not replace declining revenues from existing products, we may experience:

        .         lower operating revenues
        .         lower net revenues
        .         lower cash flows
        .         less liquidity

Production delays could inhibit our success.

         The process of developing our software products is extremely complex. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and we may experience:

         .        lower operating revenues
         .        lower net revenues
         .        lower cash flows
         .        less liquidity

We operate in a developing market with increasing participants.

         The market for Internet products and computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. Although we believe that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those we possess, it is possible that a single supplier may dominate one or more market segments. Additionally, there may be insufficient market acceptance of our products because the market for Internet products and computer software changes rapidly.

We are heavily dependent on our management.

         Our success depends upon the personal efforts of our President and Chief Executive Officer, David M. Schwartz. The loss of the services of Mr. Schwartz could have a material adverse effect on our business and prospects. We do not have "key-person" life insurance on Mr. Schwartz.

Our success is linked to our ability to hire and maintain personnel.

         Our success depends on our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel.

We are dependent on contracts with other companies for promotion of our products and reputation.

         We have entered into agreements and informal relationships with other software and computer companies under which the companies will use our products. We believe these arrangements are important to the promotion of our products and the public recognition of the "Imaginon" name. These arrangements typically are not exclusive, and may be terminable upon little or no notice. Termination or alteration of these agreements could have any of the following effects on us:

         . limit or eliminate the market for our products
         . limit or eliminate public recognition of the "Imaginon" name . reduce revenues
         . lower cash flows
         . impair liquidity

We regard our patented technology as proprietary.

         Our success and ability to compete is dependent on our proprietary technology. We regard our technology as proprietary and we rely primarily on U.S. patent, trademark, copyright, trade secret laws, third-party non-disclosure agreements and other methods to protect our proprietary rights. The steps taken by us to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, and similar proprietary rights. Additionally, effective trademark, patent, copyright and trade secret protection may not be available in every country in which our products and media properties will be distributed or made available through the Internet.

Risks Related to the Internet and the Internet Industry
-------------------------------------------------------

We face significant competition from other providers of Internet products and computer software.

          The markets that we intend to enter for our Internet products and computer software are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. Further, the cost barriers to these markets are relatively low, which means our competitors range from small companies with limited resources to large, more established companies. Some competitors, regardless of size, have substantially greater financial, technical, marketing, distribution, personnel and other resources. For example, current and future competitors with greater financial resources than us may be able to carry larger inventories, undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make higher offers or guarantees to software developers and co-development partners than us. It is possible that we may not have the resources to withstand these and other competitive forces.

We may become subject to government regulation.

          We are not currently subject to direct regulation by any government agency in the United States, other than general business regulations applicable to conduct businesses generally. Currently there are few laws or regulations regarding access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. These laws or regulations, if adopted, could also limit the growth of the Internet, which could, in turn, decrease the demand for our proposed products and services and increase our cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on our business and prospects.

We could be held liable for some of our services.

          Because materials may be downloaded by the online or Internet services operated or facilitated by us and may be subsequently distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of these materials. These types of claims have been brought, and sometimes successfully pressed, against online service providers. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any impositions of liability or legal defense expenses are not covered by insurance or in excess of insurance coverage could effect our revenues, cash-flow and/or liquidity.

                   Where You Can Find Additional Information

          Federal securities law requires Imaginon to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, we have filed with the SEC annual, quarterly and special reports, proxy statements and other information made with the Commission. You can obtain a copy of registration statements, reports and the exhibits through the SEC, at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York, 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

         We have furnished our stockholders with annual reports containing financial statements audited by our independent auditors. We will also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing the SEC.

         Our common stock is traded on the OTC Bulletin Board. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

         The Commission allows Imaginon to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to the other information we have filed with the

Commission. The information that we incorporate by reference is considered to be part of this prospectus, and related information that we file with the Commission will automatically update and supersede information we have included in this prospectus. We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling securityholders sell all of their shares or until the registration rights of the selling securityholders expire.

         We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

         .    Our Annual Report on Form 10-KSB for the year ended December 31,
              2000.
         . Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.
         . The description of our common stock set forth in our Registration Statement on Form S-1 filed on October 8, 1999.

         You may request free copies of any filing by writing or telephoning us at our principal offices, which are located at the following address:

                              1313 Laurel Street
                              San Carlos, CA 94070
                              (650) 596-9300
                              Attn: Secretary

                          Forward-Looking Statements

         Certain statements under the captions, "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information About Imaginon, Inc." and elsewhere in this prospectus are "forward-looking statements." These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "expect," "project," "anticipate," "believe," "estimate," "intend," "plan," "seek" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed under "Risk Factors" and elsewhere in this prospectus. We cannot guarantee any future levels of activity, performance or achievements. We will update these forward-looking statements, to the extent required by law, to reflect material changes in the information previously disclosed.

                       Information About Imaginon, Inc.

Our Mission
-----------

         Our objective is to deliver Internet television to everyone who wants to communicate, entertain, inform, educate or market in a new way, in a new era.

About Us
--------

         We are an information technology company focused on developing and marketing broadband Internet television systems to businesses and institutions. Our Internet television system, ImOn.comTV(TM), is a licensed turnkey package that enables any website to present interactive television within a standard browser window on any suitably connected computer. Web sites are places on the Internet. Every web page has a location where it resides which is called its site and every site has an address usually beginning with "http://." The ImOn.comTV interactive "virtual console" offers its users video on demand, video that branches under user command, automated Web searching, and many additional features, customized for each licensee.

         David Schwartz and Leonard Kain started Imaginon in 1996 to develop better ways for businesses and consumers to take advantage of the Internet and personal computers. Originally, the Internet was called ARPANET after the Advanced Research Projects Agency of the U.S. Department of Defense. This electronic network, which is a multi- dimensional set of items and the connections between them, connects the network host computers together so that a user may go from one Web Page to another efficiently. This electronic connection network began as a government experiment in 1969 with four computers connected together over phone lines. By 1972, universities also had access to what was by then called the Internet. On January 20, 1999, Imaginon became a public company by completing a merger with California Pro Sports, Inc., "CALP", in which their shareholders retained 40% ownership of the merged entity and no representation on our Board of Directors. All business operations of CALP were discontinued prior to the merger and the name was changed to Imaginon, Inc. Imaginon currently trades on the OTC Bulletin Board under the symbol "IMON".

         The software technology invented by our founders is the subject of two U.S. patents. The primary functions of our applications are authoring media intensive data and interactive playback of media intensive data. On the authoring side, we enable automated data collection and organization, manually guided collection and organization, or a combination of automated and manual operations. Our authoring software is used to create Internet TV content. On the playback side, we enable access and manipulation of interactive high bandwidth streaming video. A stream is digital data that is transmitted or delivered as a continuous flow of information within a channel. The stream may or may not have a fixed duration. Examples of streams are digitized audio and digitized video. To view or hear something in real-time means to see or hear it immediately and without any slowdowns. Real-time audio on the Internet, for example, means the user does not have to wait an entire audio file to download, but can, almost immediately, start listening to the audio as it is coming to them. Our media playback features interactivity that goes beyond simple click-throughs. Real-time seamless branching of video streams, and simultaneous real-time seamless integration of Web research data within Internet TV, are fundamentally new features created by us.

                              Recent Developments

         On May 1, 2001, we entered into an agreement to sell our wholly-owned subsidiary, Imaginon Network Specialists, Inc., for $25,000 to an unrelated party. The sale was based on a decision to abandon further efforts in developing and marketing Imaginon Network Specialists' products and services.

         On May 24, 2001, Gulfstream Financial Partners, LLC, received a five-year warrant for the purchase of 2,452,000 shares of common stock of Vizario, Inc., previously known as Gallagher Research Corporation, a publicly-held Nevada corporation, in consideration for arranging the proposed financing agreement with our formerly wholly-owned subsidiary, Wireless Web Data, Inc., a Delaware corporation (discussed below), pursuant to the stock exchange agreement and plan of reorganization by and among Vizario, Imaginon and Wireless Web Data, dated May 4, 2001. The warrant to purchase common stock of Vizario at $.10 per share, that is equal to 9.9% of Wireless Web Data on a fully diluted basis, is subject to registration rights.

         On May 4, 2001, we entered into a stock exchange agreement with Vizario to exchange shares between Imaginon and Vizario. Pursuant to the terms of the stock exchange agreement and plan of reorganization, Vizario purchased all of the outstanding shares of common stock in Wireless Web Data in exchange for Vizario's issuance of an aggregate of 20,000,000 shares of its common stock to Imaginon. Immediately following the transaction, Vizario had a total 24,768,000 shares of common stock issued and outstanding, and we became the holder of 20,000,000 shares, or 80.75% of Vizario's voting shares.

         On April 2, 2001, Wireless Web Data also entered into a letter of intent with Gulfstream Financial Partners, LLC, to proceed with a series of proposed investment transactions. Pursuant to the terms of this letter of intent, Gulfstream Financial, or Gulfstream Financial with other investors, will invest cash in Wireless Web Data in two phases, which are subject to the successful completion of certain events by us.

         The first phase is to consist of an initial investment of up to $500,000 in exchange for rights to purchase up to 20% of the common stock of Wireless Web Data. Through June 4, 2001, a total of $474,000 as been received from investors by us, on behalf of Wireless Web Data. We received proceeds of $100,000 on March 19, 2001, for which we entered into a 9% promissory note, due on demand. In exchange for proceeds of $30,000 received by us on April 16, 2001, Wireless Web Data entered into a 15% promissory note, due on demand, no later than May 13, 2001. This note was repaid with interest of $431.51 on May 17, 2001. Then Wireless Web Data entered into another 15% promissory note in exchange for proceeds of $16,000, due on demand, no later than June 30, 2001. Additional advances of $358,000, received in April, May and June 2001 by us on behalf of Wireless Web Data, are not evidenced by promissory notes.

                                Use of Proceeds

         We will not receive any proceeds from the sale of the shares of common stock being sold by the selling securityholders.

                            Description of Securities

Common stock

          We are authorized to issue up to 100,000,000 shares of common stock, $.01 par value per share. As of June 8, 2001, 66,816,479 shares are outstanding. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock offered in the offering, when issued, will be fully paid and non-assessable. The holders of our common stock:

          . have equal ratable dividends from funds legally available, when and if declared by our Board of Directors;

          . are entitled to share ratably in all our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

          . do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

          . are entitled to one vote per share on all matters on which stockholders may vote at all meetings of stockholders.

          The holders of our common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding shares represented at any stockholder meeting at which a quorum is present, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event the holders of the remaining shares will not be able to elect any of the directors.

Preferred stock

          We are authorized to issue up to 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidations, conversion, voting or other rights that adversely affect the voting powers or other rights of our common stockholders. Currently there are
12.1 shares of Series G 8% Convertible Preferred Stock issued and outstanding.

Series G 8% Convertible Preferred Stock

          On June 7, 2001, we issued .5 shares of Series G 8% Convertible Preferred Stock to Resonance Limited pursuant to a purchase agreement effective June 7, 2001 for cash consideration of $50,000. The proceeds from this transaction will be used for the completion of the stock exchange transaction between Imaginon and Vizario.

          On April 26, 2001, we issued .6 shares of Series G 8% Convertible Preferred Stock and 1,666,666 shares of our common stock to Resonance Limited respectively pursuant to a purchase agreement and side agreement dated April 16, 2001 for cash consideration of $60,000. In addition, on April 25, 2001, we issued one share of Series G 8% Convertible Preferred Stock to Resonance Limited pursuant to a purchase agreement effective February 20, 2001 for cash consideration of $100,000. The proceeds from these transactions were used for the completion of the stock exchange transaction between Imaginon and Vizario.

          On April 25, 2001, we issued .5 shares of Series G 8% Convertible Preferred Stock to Gage LLC pursuant to a purchase agreement effective February 22, 2001 for cash consideration of $50,000. The proceeds from these transactions were used for the completion of the stock exchange transaction between Imaginon and Vizario.

         On October 19, 2000, we completed the sale of 15 shares of our Series G 8% Convertible Preferred Stock to Bess Holdings Limited and Resonance Limited for consideration of $1,500,000. In addition, on October 30, 2000, we completed the sale of 7 shares of our Series G 8% Convertible Preferred Stock to Gage LLC for consideration of $700,000. The proceeds from these transactions were used for working capital, $120,000 was paid to The Tail Wind Fund Ltd. and $80,000 was paid to Resonance Limited for accrued damages for late registration of certain Common

Stock pursuant to the Registration Rights Agreement dated December 30, 1999 by and among us and the investors named therein, and $466,683 was paid to Gage LLC for accrued damages for late registration of certain Common Stock pursuant to the Registration Rights Agreement dated May 1999 by and among us and Gage LLC. In connection with the private placement, Aryeh Trading received $75,000 as a finder.

          Conversion of preferred stock into common stock can only occur by submitting a Notice of Conversion and the stock certificate representing the Series G 8% Convertible Preferred Stock to be converted. The holders of Series G 8% Convertible Preferred Stock may convert any number of the Series G 8% Convertible Preferred Stock into common stock provided that:

          . holders of Series G 8% Convertible Preferred Stock do not currently or as a result of such conversion, own more than 9.999% of the then outstanding shares of common stock. However, it is possible for holders of our Series G 8% Convertible Preferred Stock to circumvent this restriction. By converting an amount of Series G 8% Convertible Preferred Stock equal to 9.999% of our currently outstanding shares of common stock, then selling the securities into the market and then converting another block of Series G 8% Convertible Preferred Stock into common stock, holders of our Series G 8% Convertible Preferred Stock create additional dilution to the existing holders of our common stock.

               The conversion price for the Series G 8% Convertible Preferred Stock is $.10, which is the minimum conversion price in accordance with the executed purchase agreements. The number of shares of our common stock convertible from the Series G 8% Convertible Preferred Stock at the $.10 conversion price is 24,600,000, which is the maximum amount of issuable shares. The number of shares of common stock into which all dividends may be converted at this time is 9,418,633. Pursuant to the registration rights agreement, we are required to register 200% of the shares of our common stock convertible from the Series G 8% Convertible Preferred Stock. However, because the conversion price for the shares of the Series G Preferred Stock is at the $.10 minimum conversion price, we cannot issue more than the maximum amount of 24,600,000. Pursuant to the consents and agreements executed by the investors, this registration statement will register only 100% of the aggregate number of shares of common stock into which the Series G 8% Convertible Preferred Stock will be converted into at the time of filing and 200% of the aggregate number of shares of common stock into which all dividends would be converted into at the time of filing this registration statement for a total of 26,055,174.

          The number of shares of our common stock is subject to adjustment in each of the following cases:

          .    stock dividend;
          .    declaration of dividends payable in cash while offering a right to purchase more common stock at the dividend price;
          .    stock split;
          .    combination of outstanding shares of common stock;
          .    issue or reclassify common stock;
          .    consolidation, merger, sale or lease of substantially all of our assets; or
          .    capital reorganization or reclassification of common stock.

          The Holder of the Series G 8% Convertible Preferred Stock may request redemption of their shares of Series G 8% Convertible Preferred Stock by us provided one of the following triggering events occurs:

          . if sales cannot be made pursuant to the registration statement for any reason that is not excused for longer than 180 days; or
          . we fail to deliver stock certificates represented the common stock by the tenth trading day after the date of conversion or we provide notice that we will not comply with requests for conversion of any shares of Series G 8% Convertible Preferred Stock; or
          . we are a party to any change of control transaction and agree to sell more than 33% of our assets; or
          . we fail to have available a sufficient number of authorized and unreserved shares of common stock to issue to the holder upon conversion of the Series G 8% Convertible Preferred Stock; or
          . we fail to observe or perform any material convenant, agreement or warranty contained in the purchase agreement or registration rights agreement for the Series G 8% Convertible Preferred Stock and such failure if not cured within twenty business days after the date of written notice of such failure.

          The redemption price is subject to adjustment of the conversion price in the event of a stock split, stock dividend or combination of shares or similar event. The redemption price is 125% of the aggregate stated value of the redeemed shares plus all accrued and unpaid dividends and the product of the number of all shares of common stock issued in conversions of Series G 8% Convertible Preferred Stock to the holder not more than twenty trading days prior to the event causing the redemption and the per share closing bid price on the date such redemption is demanded or the date the redemption price is paid in full, whichever is greater.

          As long as Series G 8% Convertible Preferred Stock is outstanding, we are required to reserve and keep available out of our authorized but unissued common stock no less that 200% of the number of shares of common stock convertible from the Series G 8% Convertible Preferred Stock. A majority vote of the Series G 8% Convertible Preferred Stockholders is required to amend our Certificate of Incorporation if such amendment does any of the following:

          . alter or amend the rights of the holders of the Series G 8% Convertible Preferred Stock or the Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock; or
          . authorize or create any class of stock senior to the Series G 8% Convertible Preferred Stock as to dividends or distribution of assets upon a liquidation.

Registration rights

          Pursuant to the registration rights agreement, we are required to register 200% of the shares of our common stock convertible from the Series G 8% Convertible Preferred Stock. However, because the conversion price for the shares of the Series G 8% Convertible Preferred Stock is at the $.10 minimum conversion price, we cannot issue more than the maximum amount of 24,600,000 shares of common stock. Pursuant to the consents and agreements executed by the investors, this registration statement will register only 100% of the aggregate number of shares of common stock into which the Series G 8% Convertible Preferred Stock will be converted into at the time of filing and 200% of the aggregate number of shares of common stock into which all dividends would be converted into at the time of filing this registration statement for a total of 26,055,174.

                            Selling Securityholders

          The following table lists the securities to be registered and offered for sale by the selling securityholders including the total number of shares to be registered by this registration statement. The term "selling securityholders" include donees, pledgees, transferees and other successors in interest selling shares received from the selling securityholders after the date of this prospectus.

          Because the selling securityholders may offer all or part of the shares of common stock owned by them or received upon conversion of the Series G Preferred Stock and because this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number of shares of common stock that the selling securityholders are going to sell. The shares of common stock offered by this prospectus may be offered from time to time by the selling securityholders.

          Three of the selling securityholders acquired their securities in the private placements of our Series G 8% Convertible Preferred Stock. See "Series G 8% Convertible Preferred Stock," above.

          Provisions in the purchase agreements for the December 1999 private placement provide that if we issue stock to another investor upon terms more favorable than those in the December 1999 private placement, we are obligated to issue shares of our common stock to the investors in our December 1999 private placement to equal the more favorable terms. In compliance with these provisions as a result of the October private placements, we have issued 1,291,994 shares of our common stock to Southshore Capital Fund Limited, 3,875,984 shares of our common stock to The Tail Wind Fund Ltd. and 2,583,989 shares of our common stock to Resonance Limited. We registered 50% of these anti-dilution shares of common stock in a registration statement declared effective by the S.E.C. on February 16, 2001 and we are required to register the other 50% in this registration statement.

     Shares of Common Stock and Shares of Common Stock Underlying Shares of
     ----------------------------------------------------------------------
     Series G 8% Convertible Preferred Stock Offered by the Selling
     --------------------------------------------------------------
     Securityholders
     ---------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                               Shares of                                               Percent of
                       Shares of           Shares of         common stock              Total           Amount of       outstanding
                         common          common stock       received and to          shares of       common stock     common stock
                         stock            owned to be      be received upon        common stock        owned by         owned by
       Selling           owned            offered for       the conversion       to be offered for  securityholder   securityholder
   securityholder       prior to       securityholder's     of Series G 8%       securityholder's      after the        after the
        name            offering          account (1)         Convertible             account        offering (5)     offering (5)
                                                            Preferred Stock
                                                              and accrued
                                                            interest to be
                                                              offered for
                                                           securityholder's
                                                                account
-----------------------------------------------------------------------------------------------------------------------------------
Bess Holdings                    0                 0           15,360,164 (2)         15,360,164               0                0
Limited
-----------------------------------------------------------------------------------------------------------------------------------
Gage, LLC                        0                 0            7,708,882 (3)          7,708,882               0                0
-----------------------------------------------------------------------------------------------------------------------------------
Resonance                2,583,989         4,250,655            2,986,128 (4)          7,236,783       2,583,989             3.87%
Limited
-----------------------------------------------------------------------------------------------------------------------------------
Southshore                       0         1,291,994                    0              1,291,994               0                0
Capital Fund
Limited
-----------------------------------------------------------------------------------------------------------------------------------
The Tail Wind                    0         3,875,984                    0              3,875,984               0                0
Fund Ltd.
-----------------------------------------------------------------------------------------------------------------------------------
Total                                      9,418,633           26,055,174             35,473,807 (6)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Respective shares of common stock per investor are comprised of issuances already made to the investors in compliance with provisions in the purchase agreements for the December 1999 private placement, which provide that if we issue stock to another investor upon terms more favorable than those in the December 1999 private placement, we are obligated to issue shares of our common stock to the investors in our December 1999 private placement to equal the more favorable terms. In addition, common stock already issued to Resonance Limited includes 1,666,666 shares purchased pursuant to a side agreement dated April 16, 2001.

(2) 15,360,164 shares of common stock comprised of 4,315,730 shares of common stock already received upon conversion of 4.2 shares of Series G 8% Convertible Preferred Stock on February 21, 2001 and 10,000,000 shares of common stock to be issued upon conversion with approximately an additional 1,044,434 shares of common stock for accrued interest.

(3) 7,708,882 shares of common stock comprised of issuances of 3,588,669 shares of common stock already received upon conversion of 3.5 shares of Series G 8% Convertible Preferred Stock on February 16, 2001, 1,539,663 shares of common stock already received upon conversion of
         1.5 shares of Series G 8% Convertible Preferred Stock on February 26, 2001, 2,074,660 shares of common stock already received upon conversion of 2 shares of Series G 8% Convertible Preferred Stock on March 2, 2001, and 505,890 shares of common stock already received upon conversion of .5 shares of Series G 8% Convertible Preferred Stock on April 26, 2001.

(4) 2,986,128 shares of common stock comprised of an issuance of 822,048 shares of common stock already received upon conversion of .8 shares of Series G 8% Convertible Preferred Stock on February 21, 2001 and 2,100,000 shares of common stock to be issued upon conversion with an additional 64,080 shares of common stock for accrued interest.

(5) Assumes all shares offered are sold, including shares of common stock underlying the conversion of Series G 8% convertible Preferred Stock and there are 66,816,479 outstanding shares of our common stock.

(6) 35,473,807 shares of common stock to be registered in this registration statement comprised of a total of 12,846,660 shares of common stock already received upon conversion by the investors and 22,627,177 shares of common stock to be issued upon conversion, including shares of common stock to be issued for accrued interest.

                             Plan of Distribution

         We are registering the shares offered by the selling securityholders and no underwriters are participating in this offering.

         We will pay all costs and expenses in connection with the preparation of this prospectus and the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling securityholders. The selling securityholders may sell their shares from time to time in one or more types of transactions, which may include block transactions, on the OTC Bulletin Board. The types of transactions include:

         .     negotiated transactions;
         .     put or call option transactions;
         .     short sales; or
         .     a combination of the above transaction at market prices at the time of sale or at negotiated prices.

         These transactions may or may not involve brokers or dealers. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholders.

         The selling securityholders and any broker-dealers that act in connection with the sale of securities might be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         Because the selling securityholders may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling securityholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

     Indemnification Provided in Connection with the Offering by Imaginon

         We have agreed to indemnify the selling securityholders and the officers, directors and each person who controls the selling securityholders against all losses, claims, damages, liabilities and expenses caused by:

         . any untrue or alleged untrue statement of material fact contained in the registration statement, this prospectus or any amendment or supplement to these documents; or
         . any omission or alleged omission to state a material fact in the registration statement, this prospectus or any amendment or supplement to these documents that is required to be stated or necessary to ensure that the documents are not misleading.

         The selling securityholders will not be indemnified if the claims result from any written information furnished to us by the investor or the selling securityholders fail to deliver a copy of this prospectus to a buyer.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Imaginon pursuant to the foregoing provisions, Imaginon has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 Legal Matters

         Friedlob Sanderson Paulson & Tourtillott, LLC, Denver, Colorado, as our counsel, has issued an opinion as to the validity of the common stock.

                                    Experts

         The consolidated financial statements incorporated herein by reference have been audited by Gelfond Hochstadt Pangburn, P.C., independent certified public accountants, given upon their authority as experts in auditing and accounting. With respect to the unaudited condensed consolidated financial information for the periods ended March 31, 2001 and 2000, incorporated herein by reference, the independent public accountants have applied limited procedure in accordance with professional standards for a review of such information. However, as stated in their separate report included in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on their report on such information should be restricted. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                                [LOGO]Imaginon



                        35,473,807 Shares Common Stock

                     ____________________________________

                                  PROSPECTUS
                     ____________________________________







--------------------------------------------------------------------------------
We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in the prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.
--------------------------------------------------------------------------------


                                 June   , 2001

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration and NASD filing fees.

         Registration and filing fee                 $    2,506
         Printing                                         1,000
         Accounting fees and expenses                     5,000
         Legal fees and expenses                         10,000
         Blue sky fees and expenses                         500
         Transfer Agent                                   1,000
         Other                                              596
                                                     ----------
                  Total                              $   20,602
                                                     ==========

ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION PROVIDED UNDER Imaginon'S CERTIFICATE OF INCORPORATION

         Section 145 of the Delaware General Corporation Law and Article Ninth of the Registrant's Certificate of Incorporation provides for, under certain circumstances, the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to Article Ninth of the Registrant's Certificate of Incorporation and the relevant Section of the Delaware General Corporation Law.

         In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith;
(ii) were reasonably believed to have been in or not opposed to the Registrant's best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

         The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

         Indemnification in connection with a proceeding by or in the right of Imaginon in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in Imaginon's best interest and must not have been adjudged liable to Imaginon unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

         Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by Imaginon.

         The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of Imaginon and inure to the benefit of the heirs, executors and administrators of such persons.

         The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not Imaginon would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant.

         Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into agreements with its directors indemnifying them to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 16  - EXHIBITS

                  The following is a complete list of exhibits filed as part of this registration statement:

               No.         Description

               4.1 Specimen of Common Stock certificate. (Incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant's Registration Statement on Form SB-2/A, filed with the SEC on December 22, 1994, Commission File No. 033-85108.)

               4.2 Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock dated August 3, 2000. (Incorporated by reference to Exhibit 4.2 of the Registrant's September 30, 2000 10-QSB).

               4.3 Amended Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock dated August 16, 2000. (Incorporated by reference to Exhibit
                         4.3 of the Registrant's September 30, 2000 10-QSB).

               4.4 Amended Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock dated October 16, 2000. (Incorporated by reference to Exhibit
                         4.4 of the Registrant's September 30, 2000 10-QSB).

               4.5 Amended Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock dated October 17, 2000. (Incorporated by reference to Exhibit
                         4.5 of the Registrant's September 30, 2000 10-QSB).

               5.1 Opinion of Friedlob Sanderson Paulson & Tourtillott, LLC. (Filed herewith).

               10.1 Purchase Agreement dated October 2000 by and among the Registrant and the Series G Preferred investors. (Incorporated by reference to Exhibit 10.1 of the Registrant's September 30, 2000 10-QSB).

               10.2 Registration Rights Agreement dated October, 2000 by and among the Registrant and the Series G Preferred investors. (Incorporated by reference to Exhibit 10.2 of the Registrant's September 30, 2000 10-QSB).

               11.1 Computation of Net Income (Loss) Per Share (Incorporated by reference to Exhibit 11.1 of the Registrant's September 30, 2000 10-QSB).

               23.1(a) Consent of Independent Certified Accountants. (Filed herewith).

               23.1(b) Acknowledgment of Independent Accountants. (Filed herewith).

               23.2 Consent of Friedlob Sanderson Paulson & Tourtillott, LLC (Filed herewith, see Exhibit 5.1).

ITEM 17 - UNDERTAKINGS

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on June 18, 2001.

                                          Imaginon, INC.



                                          By:/s/ David M. Schwartz
                                             -----------------------------------
                                              David M. Schwartz,
                                              Chairman, Chief Executive Officer
                                              and President

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Schwartz, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b), and to file the sale, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                          SIGNATURES                      TITLE                           DATE
                          ----------                      -----                           ----
        /s/ David M. Schwartz                    Chief Executive Officer              June 18, 2001
        --------------------------------
        David M. Schwartz                             and Director

        /s/ James A. Newcomb                   Chief Financial Officer and            June 18, 2001
        ---------------------------------
        James A. Newcomb                                 Director

        /s/ Dennis Allison                               Director                     June 18, 2001
        ---------------------------------
        Dennis Allison

        /s/ Jim Polizotto                                Director                     June 18, 2001
        --------------------------------
        Jim Polizotto

        /s/ Mary E. Finn                                 Director                     June 18, 2001
        --------------------------------
        Mary E. Finn